UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form S-8


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              The Finx Group, Inc.
                     (formerly known as Fingermatrix, Inc.)
   --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                             13-2854686
   ----------------------                                 ---------------------
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                           Identification Number)

  21634 Club Villa Terrace, Boca Raton, FL                             33431
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

        The Finx Group, Inc. 2003 Stock Compensation and Incentive Plan
    ------------------------------------------------------------------------
                              (Full title of plan)

   Harry Winderman, Esq., 2255 Glades Road, Suite 218A, Boca Raton, FL 33431
   -------------------------------------------------------------------------
                    (Name and address of agent for service)

                                  561-241-0332
    -----------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================== ============== ======================= ======================= =======================
                                   Amount to be   Proposed maximum        Proposed aggregate
Title of each class of             registered     offering price per      maximum offering        Amount of
Securities to be registered        (1)            share (2)               price (2)               registration fee (3)
---------------------------------- -------------- ----------------------- ----------------------- -----------------------
Common stock, $0.01 par value        138,500,000           $0.006                 $831,000                 $67.22
================================== ============== ======================= ======================= =======================

(1) Represents the maximum number of shares of common stock issuable upon exercise of options granted or to be granted or the issuance of stock grants under The Finx Group, Inc. 2003 Stock Compensation and Incentive Plan. Pursuant to Rule 416(a), (b) and (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act by multiplying 138,500,000, the maximum number of shares of common stock of the Registrant to be issued pursuant to the exercise of options granted under The Finx Group, Inc. 2003 Stock Compensation and Incentive Plan, by $0.006 the fair market value of the shares of common stock being registered and the proposed offering price of any stock grants.

 (3) The registration fee has been calculated pursuant to Rule 457(h) of the Securities Act by multiplying $831,000, the proposed maximum aggregate offering price by) 0.0000809.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing information required in the Section 10(a) prospectus specified in Part I ("Plan Information" and "Registrant Information") will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended.

General Plan Information

         The purpose of The Finx Group, Inc. 2003 Stock Compensation and Incentive Plan (the "Plan") is to secure long-term relationships for The Finx Group, Inc. (the "Company") and its stockholders, from the benefits arising from capital stock ownership by the Company's Consultants, Advisors, Employees and Directors, who can help in the company's growth and success and to provide an effective means of compensation for such persons and entities providing services to the Company in lieu of cash payments therefore. The Plan became effective as of the 11th day of July, 2003, and shall expire on the 10th day of July, 2008, unless further extended by appropriate action of the Board of Directors. The Board of Directors of the Company may at any time, by appropriate action, suspend or terminate the Plan, or amend the terms and conditions of the Plan.

         The Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

         Additional information regarding the plan and its administrators may be obtained by contacting Harry Winderman, Esq., at 2255 Glades Road, Boca Raton, Suite 218A FL 33431 or by phone at 561-241-0332. The Plan shall be administered by a "Compensation Committee" which shall consist of not less than two members appointed by the Board of Directors, but who need not be members of such Board, and all of whom shall be disinterested persons. The term "disinterested person" shall mean a person who, at the time he or she exercises discretion in administering the Plan, has not at any time one-year prior thereto been issued shares of Common Stock pursuant to the Plan. The Board of Directors may from time to time and in its sole discretion remove members from or add members to the Committee. Vacancies, however caused, shall be filled by the Board of Directors. The Committee may act at a meeting, including telephonically, in which a majority are present, or by written consent of a majority of the Committee. The Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, and to review, deliberate and act upon the written recommendations of the Chief Executive Officer of the Company with respect to shares of Common Stock proposed to be issued pursuant to the plan. All determinations and interpretations made by the Committee shall be binding and conclusive upon all participants in the Plan and on their legal representatives and beneficiaries.

Securities to be Offered

         This Form S-8 relates to 138,500,000 shares of common stock, par value $0.01 per share, of The Finx Group, Inc., which may be issued upon the exercise of stock options or stock grants made pursuant to the Plan. We have authorized 750,000,000 of our $0.01 par value common stock. As of July 11, 2003 there were 359,526,474 shares of Common Stock outstanding and there were approximately 4,000 holders of record of the Company's common stock. The Company has not paid dividends on common stock and does not anticipate paying dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance the expansion of its operations and for general corporate purposes, including future acquisitions. As of July 11, 2003 114,473,456 shares of the Company's Common Stock are restricted of which 11,466,480 are eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one-year holding period, under certain circumstances, may sell within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

Employees Who May Participate in the Plan

         Consultants, Advisors, Employees and Directors, to the Company, or any of its subsidiary corporations, shall be eligible for participation in the Plan. Each person or entity acquiring shares of Common Stock pursuant to the Plan shall be acquiring such shares for investment purposes only, and in lieu of cash compensation for services rendered to the Company.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

         The Committee shall determine the manner in which each option or stock grant shall be exercisable and the timing and form of the purchase price to be paid by a grantee upon the exercise of an option or stock grant under the Plan. To the extent provided in the option agreement, payment of the purchase price may be in cash, part in cash, part by personal promissory note or in lieu of payment for services performed.

Item 2.  Registrant Information and Stock Purchase Plan Annual Information

         The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the Commission's web site at http://www.sec.gov. The Commission allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the Commission will automatically update this registration statement.

Item 2.  Registrant Information.

         Omitted as permitted pursuant to Rule 428 and Form S-8.

PROSPECTUS

                              THE FINX GROUP, INC.

                               22,000,000 SHARES
                                  COMMON STOCK

         This Prospectus relates to an aggregate of up to 22,000,000 shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of The Finx Group, Inc., a Delaware corporation (the "Company"), which may be offered for sale from time to time by the selling stockholder (the "Selling Stockholder") named herein. The Shares are shares purchasable by the Selling Stockholder from the Company under the terms of an option granted to the Selling Stockholder under the Company's The Finx Group, Inc. 2003 Stock Compensation and Incentive Plan (the "Plan").

         The Selling Stockholder and any brokers executing selling orders on behalf of the Selling Stockholder may be deemed to be "underwriters" for purposes of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act. See "PLAN OF DISTRIBUTION." The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents. The Company and its subsidiaries will receive none of the proceeds of this offering.

         There is no assurance that the Selling Stockholder will sell any or all of the Shares. The Company's Common Stock trades on the National Association of Securities Dealers, Inc.'s Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "FXGP". On July 10, 2003, the closing price of the Company's Common Stock was $0.006 per share on the OTC Bulletin Board.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UP
     ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any subsidiary or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is current as of any date subsequent to the date hereof.


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

         One or more supplements to this Prospectus may be filed pursuant to Rule 424, or otherwise, under the Securities Act to describe any material arrangements for sale of the Shares differing from the arrangements described herein, if such arrangements are entered into by the Selling Stockholder.

         The date of this Prospectus is July 11, 2003.

                                TABLE OF CONTENTS

Available Information                                                      4
Documents Incorporated by Reference                                        4
General Information                                                        5
Selling Stockholder                                                        6
Plan of Distribution                                                       6
Indemnification                                                            7
Risk Factors                                                               7

                              AVAILABLE INFORMATION

         The Company files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, as well as at the following regional offices: New York Regional Office, Seven World Trade Center, 13th Floor, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, reports, proxy statements, and other information concerning the Company may be reviewed at the Commission's site on the World Wide Web service of the Internet, at http:\\www.sec.gov.

         The Company has filed with the Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For additional information, reference is made to the Registration Statement, including the exhibits filed therewith. Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents of the Company filed with the Commission are incorporated by reference into this Prospectus:

1. Our quarterly report on Form 10-QSB for the quarterly period ended March 31, 2003 (File No. 000-09940 and filing date of May 20, 2003).

2. Our annual report on Form 10-KSB/A for our fiscal year ended December 31, 2002 (File No. 000-09940 and filing date of June 27, 2003).

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to the Office of the Secretary, The Finx Group, Inc., 21634 Club Villa Terrace, Boca Raton, FL 33433, or by calling (561)-241-0332.

                               GENERAL INFORMATION

         The Company, through its wholly owned subsidiary Secured Portal Systems, Inc. ("SPS"), is a security systems company engaged in the development, marketing and sale of a wide range of physical and software security products including secured entrance systems and smart card access software programs. The Company's goal is to develop and acquire marketing rights for a wide variety of security products in order to capitalize on the growing market for such products.

         On September 13, 1999, the Company, entered into an exclusive distribution agreement with GIL Security Systems, Inc. ("GIL"). GIL is engaged in the manufacture and sale of security entrance systems for use as a security device by a variety of customers at airports, federal buildings, court houses, embassies, correctional facilities, schools, governmental operations, department stores and other retail outlets. GIL is a subsidiary of Georal International, Ltd. ("Georal") and holds all world-wide rights related to the intellectual property related to the GIL security systems, including trademarks, patents and technology, as licensed to it by Alan J. Risi, the controlling owner of both GIL and Georal. The exclusive distribution agreement gives the Company distribution rights for the sale of GIL's security entrance systems to certain categories of customers. The products covered by the exclusive distribution agreement includes all of GIL's products that existed on September 13, 1999 and all products developed during the term of the exclusive distribution agreement including all models of the GIL-2001 security door. The categories of customers covered by the exclusive distribution agreement includes the United States Treasury Department, the United States Central Intelligence Agency and all other United States Government intelligence agencies, the United States National Security Agency, the United States Defense Intelligence Agency, the United States Department of the Navy, the United States Air Force, the United States Army, all United States Federal Courts and all United States Embassies, all department stores and retail stores located in the United States (including all retail stores located in foreign countries which are part of a retail store chain which is based in the United States), the Government of Israel, NCR Corp. and Sun Microsystems, Inc. The exclusive distribution agreement commenced on September 1, 1999 and had an initial expiration date of August 31, 2004 which was later extended to August 31, 2009 and subsequent to September 30, 2002 was again extended to August 31, 2014.

         On December 11, 2001, the GIL 2001 security door received certification by the U.S. State Department. On February 21, 2002, the exclusive licensing agreement was amended whereby the categories of customers was expanded to include all financial institutions around the world and whereby the Company received a right of first refusal to be the exclusive distributor for sales to any governmental body in the world which is not currently included in the exclusive licensing agreement as a protected customer. On May 16, 2002, the exclusive licensing agreement for the Georal security systems was further amended whereby the exclusive distribution agreement was expanded to give the Company exclusive world wide sales and marketing rights, for the term of the agreement extending to all casinos, malls, stadiums, office buildings and high rises. On September 9, 2002, the exclusive licensing agreement was expanded to include World Wide rights to all Airports, Airport Authorities, Schools and Education Centers.

         On October 16, 2002, the exclusive licensing agreement was amended to provide the Company with the following: (i) the right to receive forty percent of all maintenance revenues generated from service contracts obtained from the Company's protected customer base; (ii) the right to share with Georal, any leasing revenues generated from leasing contracts related to the GIL-2001 security door; (iii) the right to renegotiate the discount received by the Company from its licensor at such time as the gross sales generated under the licensing agreement reaches $5 million; and (iv) extended the term of the agreement an additional five years, to September 18, 2014.

         On December 13, 2002 the Company entered into a memorandum of understanding incorporating a reseller agreement with TRW, Inc., which has been acquired by Northrop Grumman Corp. and is now operating as Northrop Grumman Mission Systems. The agreement gives Northrop Grumman Mission Systems the right to market Georal Security Products to the Federal Government and other significant commercial opportunities. On March 26, 2003, the Company entered into a distribution and marketing agreement with Lockheed Martin. The agreement gives Lockheed Martin worldwide rights to market the Georal Security Products. In April 2003, the Company entered into reciprocal marketing agreements with Advanced Biometric Security, Inc. ("ABS") which provide both the Company and ABS with non-exclusive marketing rights for each others security product lines. ABS provides enterprise software and services related to identity management and the security of physical and logical assets. In July 2003, the Company entered into a representation agreement with Thachter Associates, LLC, a New York based consulting company which provides consulting services to corporate security companies, and who will market the Company's security products..

                               SELLING STOCKHOLDER

         The following table sets forth, as of July 11, 2003, the name of the Selling Stockholders, the nature of any position, office or other material relationship which the Selling Stockholders have had within the past three years with the Company and its affiliates, the number of shares of Common Stock owned by the Selling Stockholders prior to the offering described herein, the number of Shares that may be offered and sold for the Selling Stockholders' account and the amount and percentage of Common Stock to be owned by the Selling Stockholder after completion of the offering described herein:

                                                              Common Stock to
                            Common Stock                      Be Owned After
                            Prior to the    Shares to Be      the Offering
Name and Position             Offering        Sold(2)       Number     Percent
-----------------             --------        --------      ------     -------
Lewis S. Schiller,
Chief Executive Officer
and Member of the
Board of Directors (2)      755,692,000 (3)   10,000,000   745,692,000    60.2%
Grazyna B. Wnuk (4),
Vice-President, Secretary
and Member of the
Board of Directors           66,476,865 (5)   12,000,000    54,476,865     4.4%

(1) Shares issuable to the Selling Stockholder upon exercise of options or stock grants granted by the Company are included, whether or not such options are presently exercisable.

(2) Lewis S. Schiller was appointed Chief Executive Officer and Chairman of the Board of the Company on April 28, 1999. Mr. Schiller also serves as an officer and/or director of FMX Corp., and Secured Portal Systems, Inc. For more than five years prior to his resignation on April 2, 1998, Mr. Schiller served as Chief Executive Officer and Chairman of the Board of The Sagemark Companies, Ltd. and all of its public and privately held subsidiaries.

(3) Includes 30,202,300 shares directly owned by Lewis S. Schiller, 10,000,000 shares issuable upon the exercise of stock options issued to Mr. Schiller and 715,489,700 shares beneficially owned by The Trinity Group-I, Inc. The Trinity Group-I, Inc. is wholly owned by Mr. Schiller and accordingly, Mr. Schiller is the natural person considered to be the beneficial owner of The Trinity Group-I, Inc. As a result, Mr. Schiller's beneficial ownership includes 10,013,510 shares directly owned by The Trinity Group-I, Inc. and 705,476,190 shares from the assumed conversion of the Series B preferred stock. In May of 2001, The Trinity Group-I, Inc. exchanged $2,000,000 of debt for 20,000 shares of Series B preferred stock of which 13,215 are held by The Trinity Group-I, Inc. as of July 11, 2003. Each share of the Series B preferred stock is convertible into common stock shares as calculated by dividing $100 by the lowest price that the Common Stock trades during the period that the Series B preferred stock is outstanding which was $0.0021 as of July 11, 2003 [$1,321,500 / $0.0021 = 629,285,714]. Each
share of the Series B. Preferred Stock votes alongside of common stock shares on an if converted basis. None of the shares of Series B Preferred Stock or Common Stock are held jointly by The Trinity Group-I, Inc and Mr. Schiller.

(4) Grazyna B. Wnuk was appointed Vice-President and Secretary of the Company on April 28, 1999. Grazyna B. Wnuk was appointed a Director of the Company on November 19, 1999. Grazyna B. Wnuk also serves as an officer and/or director of FMX Corp., and Secured Portal Systems, Inc. For more than five years prior to her resignation on April 2, 1998, Grazyna B. Wnuk served as Secretary and a director of The Sagemark Companies, Ltd. and all of its public and privately held subsidiaries.

(5) Includes 19,953,055 shares directly owned by Grazyna B. Wnuk, 34,523,810 shares issuable upon conversion of the Company's Series B preferred stock held by Grazyna B. Wnuk and 12,000,000 shares issuable upon the exercise of stock options.

         The Selling Stockholder may be deemed to be an "affiliate" of the Company, as that term is defined under the Securities Act.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Stockholder (or by their pledgees, donees, transferees or other successors in interest). In addition to any such amount sold hereunder, the Selling Stockholder may, at the same time, sell any shares of Common Stock owned by them pursuant to the exemption under Rule 144 under the Securities Act, regardless of whether such shares are Shares covered by this Prospectus.

         Such sales may be made in the OTC Bulletin Board, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchases without a broker-dealer. In effecting sales of the Shares, broker-dealers engaged by the Selling Stockholder may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit on the resale of Shares positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. The number of shares which they may sell during the period will not exceed the maximum number of shares salable pursuant to Rule 144

         Once the Company has been notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424 under the Securities Act, disclosing (a) the name of each such Selling Stockholder and the participating broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus (as supplemented); and (f) other facts material to the transaction.

         There is no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.

         The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.

                                 INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law and the Company's Bylaws provide for the indemnification under certain conditions of directors, officers, employees or agents.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Company's ByLaws or otherwise, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  RISK FACTORS

We Have a History of Losses and Cash Flow Deficits

         We have incurred significant operating losses during each of the two years ended December 2002 and as of December 31, 2002 we have a capital deficiency of $3.8 million. We expect to incur additional losses during the time period in which we are developing products and markets for our subsidiaries and we cannot be assured of when, if ever, our operations will become profitable or the extent of any future profitability. We also cannot be assured that the current trends of negative cash flow and increased losses and expenses (including compensation expense charges that may result from the issuance of our securities in the future) will not continue or, if so, for how long.

The Market for Our Common Stock is Limited

         Currently, our common stock trades on the National Association of Securities Dealers Automated Quotation System Over-the-Counter Bulletin Board (the "NASDAQ Bulletin Board"). By its nature, the NASDAQ Bulletin Board is a limited market and investors may find it more difficult to dispose of our securities, which are owned by them. Currently, we do not meet the financial and other requirements for a NASDAQ SmallCap, listing. Apart from specific financial criteria that we would have to comply with in order to obtain such listing, there are other corporate governance criteria that must be satisfied in order to obtain any such listing. Among such corporate governance requirements is the requirement that there be no disparity in the voting rights of the holders of the common stock. At the present time, The Trinity Group-I, Inc. owns all of the outstanding shares of our Series A preferred stock. The holder of our Series A preferred stock has the right to elect a majority of the Board of Directors. The NASDAQ may consider the issuance of the Series A preferred stock as a violation of their voting rights rules and policy. The failure to comply with NASDAQ's voting rights rules or policy or any of its other applicable regulations relating to transactions engaged in by us may result in sanctions. Any such actions by NASDAQ could further limit the market for our common stock.

Trading in Our Securities May Be Restricted Due to Compliance with Applicable Penny Stock Regulations

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules and regulations adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. These rules also impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers or institutional accredited investors. For transactions covered by this rule, broker-dealers must also make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to a sale. Consequently, the application of this rule to the trading of our common stock may affect the ability or willingness of broker-dealers to sell our securities and adversely affect market liquidity for such securities.

Our Company is Subject to Control by a Principal Stockholder

         Trinity Group-I, Inc. has advanced significant funds to us and our subsidiaries and owns a controlling interest in our equity. The Trinity Group-I, Inc. is solely owned by Lewis S. Schiller, our Chairman of the Board and Chief Executive Officer. All of the shares of The Trinity Group-I, Inc. owned by Lewis
S. Schiller are pledged to an entity controlled by Carol Schiller, the wife of Lewis S. Schiller. In addition, Douglas Schiller, Linda Schiller and Blake Schiller, the adult children of Lewis S. and Carol Schiller, own interests in our outstanding common stock. As of July 11, 2003, The Trinity Group-I, Inc. owns 10,013,510 shares of common stock. In addition, The Trinity Group-I, Inc. owns 14,815 shares of our outstanding Series B preferred stock, which as of July 11, 2003, is convertible into 705,476,190 shares of our common stock. The Trinity Group-I, Inc. also owns all of our Series A preferred stock which gives it the right to elect a majority of our Board of Directors. This concentration of ownership and voting rights could delay or prevent a change of control. In addition, Lewis S. Schiller could elect to sell all, or a substantial portion, of his equity interest in The Trinity Group-I, Inc. to a third party. In the event of such a sale by Mr. Lewis S. Schiller, such third party may be able to control our affairs in the same manner that Lewis S. Schiller is able to do so by virtue of his ownership of The Trinity Group-I, Inc. Any such sale may adversely affect the market price of our common stock and could adversely affect our business, financial condition or results of operations.

A Significant Portion of the Net Proceeds of Any Potential Financing May Be Used for the Payment of Related Party and Other Indebtedness and for Salaries of Executives and Key Personnel

         The Trinity Group-I, Inc. and Lewis S. Schiller have advanced significant funds to us. Also, Lewis S. Schiller and Grazyna B. Wnuk are owed accrued salaries as of December 31, 2002 of approximately $2 million. A portion of the proceeds of any potential financing may be used to repay some or all of the amounts owed to these related parties. In addition, it is possible that a substantial portion of the proceeds from any potential financing would be allocated for general corporate purposes, including working capital, would be used to pay the salaries of certain of our officers and other key personnel and consultants.

We Require Additional Financing for Our Business Activities

         We currently have limited operating capital and our inability to obtain a significant financing may adversely affect our business and no assurances are made that any such financing will occur, or that if any financing is completed, that additional financing will not be required.

We Have Granted Significant Benefits Under Certain Existing and Proposed Employment Agreements

         Lewis S. Schiller, our Chairman of the Board and Chief Executive Officer, and Grazyna B. Wnuk, our Vice President, Secretary and a Director have employment agreements with us. These employment agreements provide significant benefits to each of them. The terms of these agreements were determined by our management, who are also parties to these agreements.

Rapid Technological Change Could Render Certain of Our Products and Proposed Products Obsolete or Non-Competitive

         Major technological changes can occur rapidly in the security industries. It is entirely possible that newer technologies, techniques or products will be developed with more capabilities and better performance than our present and proposed products. The development by competitors of new or improved technologies, techniques or products may make our present or planned products obsolete or non-competitive.

We Cannot Predict Market Acceptance for Our Proposed Products

         All of our security products that we currently offer and may develop in the future may not gain market acceptance. The degree of acceptance of our existing security products and any security products that we may develop in the future will depend upon numerous factors, including demonstration of the advantages, uniqueness and reliability of such products, their cost effectiveness, the potential barriers to market entry by alternative products, marketing and distribution support and the financial ability and credibility of such entities.

The Business in Which We Are Engage in May Be Subject to Intense Competition

         We may face intense competition from numerous companies which are developing, producing and marketing products for securing access to buildings and facilities which will directly compete with our products. We intend to distribute a security access or entrance system to customers which include government and other institutional purchasers who have been serviced by vendors, which have established and tested security products and systems that have become recognized and accepted in this industry. The type of security system that we will offer to our customers is subject to technological change and compliance with product specifications established by our intended customers. New entrants in this industry must establish product reliability through testing and use in order to gain widespread commercial acceptance of such products. Many of our potential competitors may have greater financial, technical, personnel and other resources than we do and that we expect to have in the foreseeable future. We cannot provide any assurances that we will be able to compete effectively with any of such competitors.

The Board of Directors May Issue Additional Preferred Stock in the Future

         We are authorized to issue up to 1,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the discretion of our Board of Directors, without further approval of the stockholders. Among the rights of the holders of any additional Preferred Stock that may be authorized by the Board of Directors are rates of dividends, voting rights, terms of redemption, amounts payable upon liquidation, sinking fund provisions and conversion rights. One of the effects of any such additional Preferred Stock that may be issued in the future may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise and thereby protect the continuity of our current management. The terms of any such additional Preferred Stock that may be issued in the future could adversely affect the rights of the holders of common stock. Accordingly, the issuance of any such shares of Preferred Stock may discourage bids for the common stock or adversely affect the market price of the common stock.

A Substantial Number of Our Shares of Common Stock Will Be Available for Future Sale in the Public Market

         As of July 11, 2003, approximately 114,473,456 shares of our outstanding common stock are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and in the future may be sold only pursuant to an effective Registration Statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Furthermore, any shares that are issued upon the exercise of any outstanding warrants or options will be eligible for sale, without registration under Rule 144 (subject to the aforementioned volume restrictions of the Rule) following the expiration of two years from the date of issuance.

We Do Not Intend to Pay Any Dividends on the Common Stock in the Foreseeable Future

         We currently intend to retain all future earnings, if any, to finance our current and proposed business operations and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. The holder of our Preferred Stock have rights senior to the holders of common stock with respect to any dividends. We may also incur indebtedness in the future that may prohibit or effectively restrict the payment of cash dividends on our common stock.

The Liability of Our Officers and Directors to Us and Our Shareholders is
Limited

         The applicable provisions of the Delaware Business Corporation Law and our Certificate of Incorporation limit the liability of our officers and directors to us or our shareholders for monetary damages for breaches of their fiduciary duties to us, with certain exceptions, and for other specified acts or omissions of such persons. In addition, the applicable provisions of the Delaware Business Corporation Law and of our Certificate of Incorporation and By-Laws provide for indemnification of such persons under certain circumstances. As a result of these provisions, shareholders may be unable to recover damages against our officers and directors for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties and may otherwise discourage or deter our shareholders from suing our officers or directors even though such actions, if successful, might otherwise benefit us and our shareholders.

Dependence on a Key Supplier

         Georal International, Ltd. is the sole supplier of our primary security product pursuant to a license which expires on August 31, 2014. Should Georal International, Ltd. experience difficulty in providing product in a timely manner, this could adversely affect our revenues and reputation in the market. Additionally, the failure on the part of Georal International, Ltd. to develop and manufacture or supply new or enhanced products that meet or anticipate technological changes on a timely and cost-competitive basis could have a materially adverse effect on our financial condition and results of operations.

Reliance on Management and Key Personnel and Consultants

         While investors have voting rights, they will not be able to take a direct role in the management of our operations. Our success is contingent on the judgment and expertise of our directors and officers and on our being able to attract and retain a senior management team, some of who are approaching retirement age. Our success will also depend to a significant extent upon the skills of certain key personnel and consultants. Our failure to attract replacement or additional qualified employees or to retain the services of key personnel or consultants could adversely affect our business.

We Could Be Subject to Potential Uninsured Liability

         We intend to obtain liability, property and business interruption insurance. We may not have sufficient funds with which to purchase and/or maintain such insurance. We plan to operate in a professional and prudent manner to reduce potential liability. Nevertheless, an uninsured claim against us, if successful and of sufficient magnitude could have a material adverse effect on us. In addition, the lack of or the inability to obtain insurance of the type and in the amounts required could impair our ability to enter into certain contracts, which may be, in certain instances, conditioned upon the availability of adequate insurance coverage.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT AND NOT REQUIRED
IN PROSPECTUS

Item 3.  Incorporation of Documents By Reference

         We incorporate by reference the following documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering:

1. Our quarterly report on Form 10-QSB for the quarterly period ended March 31, 2003 (File No. 000-09940 and filing date of May 20, 2003).

2. Our annual report on Form 10-KSB/A for our fiscal year ended December 31, 2002 (File No. 000-09940 and filing date of June 27, 2003).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereunder have been sold, or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         You should rely only on the information incorporated by reference or provided in this registration statement or any supplement. We have not authorized anyone else to provide you with different information. We and the selling stockholders will not make offers of these shares in any state where the offer is not permitted. You should not assume that the information in this registration statement or any supplement is accurate as of any date other than the date on the front of those documents.

         Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part or this registrations statement. All information in this registration statement is qualified in its entirety by the information and financial statements (including the notes thereto).

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: The Finx Group, Inc., 21634 Club Villa Terrace, Boca Raton, FL, 33431, telephone number (561) 447-6612.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests Of Named Experts And Counsel

         The legality of the shares offered hereby has been passed upon for the Company by Harry Winderman, Esq., at 2255 Glades Road, Suite 218A, Boca Raton, FL 33431.

Item 6.  Indemnification Of Directors And Officers

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of the members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our charter contains such a provision.

         Our charter further provides that we shall indemnify our officers and directors and, to the extent authorized by the board of directors, employees and agents of ours to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

         This summary is subject to the General Corporation Law of the State of Delaware, our charter and the by-laws and the agreements referred to above.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Unless otherwise noted the following exhibits have been filed with this Form S-8.

4.1      The Finx Group, Inc. 2003 Stock Compensation and Incentive Plan

5.1      Opinion of Harry Winderman, Esquire

5.2      Consent of Moore Stephens, PC, Independent auditors.

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes;

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration Statement;

         (iii) To include any additional or changed material information on the plan of distribution.

         Provided however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if such information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 11, 2003.

The Finx Group, Inc

By: /S/ Lewis S. Schiller, Chairman of the Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
/S/ Lewis S. Schiller
Chairman of the Board,
Chief Executive Officer and
Chief Accounting Officer
July 14, 2003

/S/ Grazyna B. Wnuk
Director, Vice-President,
 And Secretary
July 14, 2003

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 14, 2003.

The Finx Group, Inc

By: /S/ Lewis S. Schiller, Chairman of the Board and Chief Executive Officer

Index to Exhibits

Unless otherwise noted the following exhibits have been filed with this Form
S-8.

4.1      The Finx Group, Inc. 2003 Stock Compensation and Incentive Plan

5.1      Opinion of Harry Winderman, Esquire

5.2      Consent of Moore Stephens, PC, Independent auditors.

EXHIBIT 4.1

                              THE FINX GROUP, INC.

                   2003 Stock Compensation and Incentive Plan

1.       Purpose; Definitions.

         The purpose of The Finx Group, Inc. 2003 Stock Compensation and Incentive Plan (the "Plan") is to enable The Finx Group, Inc. (the "Company") to attract, retain and reward the key employees, directors and consultants as hereinafter set forth.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Affiliate" means any corporation, partnership, limited liability company, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (d) "Commission" means the Securities and Exchange Commission or any successor thereto.

         (e) "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged pursuant to the Company's certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

         (f) "Company" means The Finx Group, Inc., a Delaware corporation, or any successor corporation.

         (g) "Eligible Persons" means persons who are natural persons and whose services to the Company are not in connection with the offer or sale of securities in a capital-raising transactions and do not directly or indirectly promote or maintain a market for the Company's securities.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         (i) "Non-Qualified Stock Option" means any Stock Option that is not an incentive stock option as defined in Section 422 of the Code.

         (j) "Plan" means this The Finx Group, Inc. 2003 Stock Compensation and Incentive Plan, as hereinafter amended from time to time.

         (k) "Stock Grant" means an award of shares of Stock that is subject to restrictions under Section 6 of the Plan.

         (l) "Stock Option" or "Option" means any option to purchase shares of Common Stock as set forth in Section 5 of the Plan.

         (m) "Subsidiary" means any corporation or other business association, including a partnership or limited liability company (other than the Company), in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock, partnership interests or membership interests in limited liability companies) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain.

2.       Administration.

         The Plan shall be administered by a Committee of not less than two directors of the Company who shall be appointed by the Board and who shall serve at the pleasure of the Board. If, and to the extent that, no Committee exists which has the authority to so administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board.

3.       Common Stock Subject to Plan.

         (a) The total number of shares of Common Stock reserved and available for issuance under the Plan shall be one hundred, thirty-eight million and five hundred thousand (138,500,000) shares of Common Stock. In the event that Options granted pursuant to said Section 4 shall for any reason terminate or expire unexercised or Stock Grants granted pursuant to Section 6 shall be forfeited, such number of shares of Common Stock shall be available for the regrant pursuant to Stock Options or Stock Grants pursuant to the Plan.

         (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and the Options, in the number and option price of shares of Common Stock subject to outstanding Options, as may be determined to be appropriate by the Committee, in its reasonable discretion and consistent with generally accepted accounting principles consistently applied, provided that the number of shares subject to any Option shall always be a whole number.

4. Grant of Options. The Committee may grant Non-Qualified Stock Options under the Plan to Eligible Persons. Options granted under the Plan shall be at such exercise price as determined by the Committee, and shall have such term and shall be exercisable in such installments as the Committee shall, in its sole discretion, determine.

5.       Exercise of Options.

         (a) The Options may be exercised by payment of cash or of shares of Common Stock having a value equal to the exercise price. The value of the Common Stock shall mean the closing price of the Common Stock on the date the Option is exercised.

         (b) The Committee may at any time offer to buy out for a payment in cash or Common Stock, any Option in whole or in part and without regard to whether the Option is then exercisable on such terms and conditions as the Committee shall establish and communicate to the Option Holder at the time that such offer is made. Nothing in this Paragraph 5(b) shall require any Option Holder to accept such offer.

6.       Stock Grants.

         (a) Administration. Shares of Stock Grant may be issued to Eligible Persons either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the Eligible Persons to whom, and the time or times at which, Stock Grants will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of a Stock Grant, subject to Paragraph 6(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Stock Grant upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Stock Grant awards need not be the same with respect to each recipient.

         (b) Awards and Certificates.

               (i) The prospective recipient of a Stock Grant shall have such rights with respect to such award as are determined by the Committee, and, if requested by the Committee, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

               (ii) The purchase price for shares of Stock Grant may be equal to or less than their par value and may be zero. Stock Grants may be issued to Eligible Persons in consideration for services rendered.

               (iii) Awards of Stock Grant must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Stock Grant Award Agreement (if required by the Committee) and paying the price, if any, required under Paragraph 6(b)(ii).

               (iv) Each participant receiving a Stock Grant shall be issued a stock certificate in respect of such shares of Stock Grant. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award; provided, however, that if such Stock Grant is not subject to restrictions, the certificate shall only have such legends, if any, as may be required by applicable federal securities laws.

               (v) If the Stock Grant is subject to restrictions, the Committee shall require that (A) the stock certificates evidencing shares of Stock Grant be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Stock Grant award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock Grant covered by such award.

         (c) Restrictions and Conditions. The shares of Stock Grant awarded pursuant to this Section 6 may, in the discretion of the Committee, be subject to any one or more of the following restrictions and conditions:

               (i) Subject to the provisions of the Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Stock Grant awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

               (ii) Except as provided in this Paragraph 6(c)(ii) and Paragraph 6(c)(i) of the Plan, the participant shall have, with respect to the shares of Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Paragraph 6(c)(v) of the Plan, in additional Stock Grant to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Stock Grant shall be treated as additional shares of Stock Grant that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Stock Grant, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Stock Grant.

               (iii) Subject to the applicable provisions of the award agreement and this Section 6, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

               (iv) If and when the Restriction Period expires without a prior forfeiture of the Stock Grant subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

               (v) The actual or deemed reinvestment of dividends or dividend equivalents in additional Stock Grant at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under the Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

7. Amendments. Neither this Plan nor the Options or Stock Grants granted pursuant to this Plan may be amended, altered or discontinued as to any Option Holder without the approval of the Option Holder or the holder of the Stock Grant.

8.       General Provisions.

         (a) The Committee may require each person purchasing shares pursuant to an Option to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the

Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of an Option Holder for Federal income tax purposes with respect to any Option, the Option Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

9. Effective Date of Plan. The Plan shall be effective as of the date the Plan is approved by the Board.




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

EXHIBIT 5.1

         [LETTERHEAD OF HARRY WINDERMAN, ESQUIRE]

                                                           July 14, 2003

The Finx Group, Inc.
21634 Club Villa Terrace
Boca Raton, FL 33431

Re: Registration Statement on Form S-8 - The Finx Group, Inc. 2003 Stock
    Compensation and Incentive Plan

Gentlemen:

         I have acted as counsel to The Finx Group, Inc. (the "Company"), a Delaware Corporation, pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on or about July 14, 2003 (the "Registration Statement"), covering an aggregate of 138,500,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock") issuable pursuant to the Company's 2003 Stock Compensation and Incentive Plan.

         In acting as counsel for the Company and arriving at the opinions as expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with my examination I have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatted copies.

         Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

         1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

         2. The Common Stock has been duly authorized and when issued, delivered and paid for by recipients in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

         I express no opinion with respect to the laws other than those of the State of Delaware and Federal Laws of the United States of America, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

         I am furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company no one is entitled to rely on this opinion.

                                                       Very truly yours,

                                                       HARRY WINDERMAN, ESQUIRE


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

EXHIBIT 5.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The Finx Group, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of our report dated May 8, 2003, relating to the audit of the financial statements of The Finx Group, Inc. and subsidiaries included in its annual report on Form 10-KSB for the year ended December 31, 2002, which has been incorporated by reference in this registration statement on Form S-8.

                                                MOORE STEPHENS, P.C.
                                                Certified Public Accountants

Cranford, New Jersey
July 14, 2003




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